Exhibit 10.78

DEBT MODIFICATION AGREEMENT

THIS DEBT MODIFICATION AGREEMENT (this “Agreement”) is entered into as of May 5, 2022, by and among, Bioxytran, Inc., a Nevada corporation (the “Company”) and Walleye Opportunities Master Fund Ltd (“Purchaser”), each a “Party” and collectively the “Parties”, upon the following premises:

WHEREAS, On May 3, 2021, Company sold and issued to Robert Salna (“Salna”) a certain Convertible Note in the original principal amount of $1,000,000.00 (the “Note”) pursuant to a certain Securities Purchase Agreement between Company and Salna (the “Purchase Agreement,” and together with the Note, and all other documents entered into in conjunction therewith (the “Salna Financing Documents”);

WHEREAS, as of the date of this Agreement, the aggregate amount of principal and interest outstanding under the Note is $1,044,280.00;

WHEREAS, Purchaser has entered into a Confidential Securities Purchase And Release Agreement with Salna and the Company dated May 5, 2023 inter alia pursuant to which Purchaser has agreed purchase the Note from Salna (the “NPA”);

WHEREAS, Purchaser and the Company wish to modify the terms of the Note, and the Company has induced the Purchasers to enter into the NPA by offering to modify the Note as contemplated by this Agreement;

WHEREAS, the Purchasers require that the Company obligate itself to modify the terms of the Note in advance of the Purchasers closing under the NPA; and

WHEREAS, the Parties intend that this Agreement become effective contemporaneously with the date and time of the NPA (the “Effective Date”);

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS

Each of the foregoing recitals is incorporated herein and together form part of this Agreement.

Section 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act, or is serving as counsel to such Person; without limiting the foregoing the term “Affiliate” shall with respect to a limited liability company, corporation, or partnership, include parent and subsidiary corporations, liability companies, corporations, or partnership divisions, shareholders, members, managers, predecessors, successors and assigns, officers, directors, trustees, fiduciaries, managers, administrators, agents, attorneys, insurers and representatives.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Conversion Shares” means the shares of Common Stock issuable upon the conversion of the Note.

“Effective Date” has the meaning set forth in the recitals to this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Securities Act shall mean the Securities Act of 1933, as amended.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, the OTCQX, or the OTC Pink Marketplace (or any successors to any of the foregoing).

“VWAP” means the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

Section 2.1 Company Representation and Warranties.

Company hereby makes the following representations and warranties to each of the Purchasers:

(a) Authorization; Enforcement. It has the requisite corporate power and authority to enter into and to consummate this Agreement and the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on its part and no further action is required by it in connection therewith. This Agreement has been (or upon delivery will have been) duly executed by it and, when delivered in accordance with the terms hereof, will constitute its valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the it’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which it is a party or by which any of its property or assets is bound or affected, or (iii) be subject to any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States court or other federal, state, local or other governmental authority or other Person in connection with its execution, delivery and performance under this Agreement, that could result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which it is subject (including federal and state securities laws and regulations), or by which any of its property or assets is bound or affected.

(c) Filings, Consents and Approvals. It is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any federal, state, local or other governmental authority or other Person, or any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 3.1 Purchaser Representations and Warranties. As an inducement to, and to obtain the reliance of the Company,

(a) Authority. Purchaser represents and warrants to Company that it has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to enter into this Agreement.

(b) Purchaser Status. Purchaser is (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(c) Experience of Such Purchaser. Purchaser, either alone or together with its representatives, has knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Note and, at the present time, is able to afford a complete loss of such investment.

(d) General Solicitation. Purchaser is not, to Purchaser’s knowledge, purchasing the Note as a result of any advertisement, article, notice or other communication regarding the Note published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(e) Access to Information. Such Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Note and the merits and risks of investing in the Note; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

The Company acknowledges and agrees that the representations contained in this Section 4.1 shall not modify, amend or affect Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV

MODIFICATION OF NOTE

Section 4.1 Modification of the Note.

Effective on the Effective Date, the Company shall modify the Note as follows and shall reissue an amended and restated note (the “Amended and Restated Note”) to Purchaser reflecting the following modifications (capitalized terms not defined in this Agreement shall have the meanings set forth in the Note):

(a) The Final Maturity Date set forth in the Note shall be modified to April 30, 2024.

(b) From the Effective Date until the Final Maturity Date, the Note shall bear interest at 10% per annum.

(c) Upon any conversion of the Note, if the VWAP of a share of the Common Stock is less than the Conversion Price on the date of such conversion, then the Company will issue an additional number of shares of Common Stock to Purchaser, determined by multiplying the amount by which the Conversion Price exceeds the VWAP by 150%.

(d) The last sentence in Section 2(b) of the Note shall be deleted in its entirety.

(e) The following shall be inserted into the Note as a new Section 2(c):

“(c) Prepayment. Beginning on the 60th day following the Effective Date, the Company shall have the option to prepay this Note, provided, that (a) the Company provides written notice to the Holder of its election to prepay this Note at least twenty (20) business days prior to such prepayment during which time the Holder may elect to convert all or a portion of the outstanding Principal Amount and accrued and unpaid interest thereon pursuant to Section 3 below, and (b) upon such prepayment the Company pays the Holder an amount equal to the sum of: (i) the outstanding Principal Amount, plus (ii) all accrued and unpaid interest thereon through the prepayment date, multiplied by (iii) 120%.

(f) Section 3(b)(iii) of the Note shall be amended and restated as follows:

“(iii) Liability for Late Delivery. In addition to any other rights available to the Holder, if the Company fails to cause its Transfer Agent to transmit to the Holder the shares of common stock pursuant to the terms of the Note, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of common stock that the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of shares of common stock that the

Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Note and equivalent number of shares of common stock for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of the Note with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of common stock upon conversion of the Note as required pursuant to the terms hereof.

(g) The following sentence shall be added to the end of Section 3(c)(i):

“Notwithstanding the foregoing, in no event shall the Conversion Price following any such adjustment pursuant to this Section 3(c)(i) be greater than 80% of the VWAP of the Common Stock as of the date of the event giving rise to the adjustment.”

(h) Section 5 of the Note shall be amended and restated as follows:

“Section 5. Registration Obligations. In connection with the registration of the Registrable Securities, the Company shall:

(a) On or before June 30, 2023, prepare and file with the SEC a Registration Statement on Form S-1, which shall include the Registrable Securities in the Registration Statement and use its best efforts to cause the Registration Statement to become effective and remain effective as provided herein.

(b) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities until such time as all of the Registerable Securities have been sold by the Holder or he is eligible to otherwise remove the restrictive legend and effect a sale other than through the Registration Statement.

(c) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any U.S. jurisdiction, at the earliest practicable moment.

(d) Furnish to the Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by the Holder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(e) If the Registration Statement has not been filed by June 30, 2023, and/or declared effective by August 15, 2023, the Company will pay the Holder $1,000 per day, in cash or in registered stock at the option of the Company, for each day that the initial filing date is delayed beyond June 30, 2023, and for each day that effectiveness is delayed beyond August 15, 2023. The Company shall use commercially reasonable efforts to keep such Registration Statement effective at all times until the Holder no longer own any Shares.”

ARTICLE V

AUTHORIZATION; ENFORCEMENT.

NON-DISCLOSURE

Section 5.1 Non-Disclosure. Purchaser agrees that neither it nor any of its Affiliates will disclose or use for its benefit or the benefit of any other Person, any information regarding the Company and received prior to the date of this Agreement or pursuant to this Agreement that (i) has not been disclosed publicly by Company, (ii) is otherwise not a matter of public knowledge, and that such Purchaser will not engage in any market transactions in the securities of Company until the existence of this Agreement and the NPA have been publicly disclosed by Company. Company agrees to promptly disclose the existence and terms of this Agreement and the NPA promptly following the Effective Date.

Section 5.2 Confidentiality of this Agreement. Each Party agrees to, and to cause its Affiliates to, keep secret and strictly confidential the terms of this Agreement and further represents and warrants that it will not disclose, make known, discuss or relay any information concerning this Agreement, or any of the discussions leading up to this Agreement, to anyone (other than its accountant, tax advisor or attorney who have first agreed to keep said information confidential and not to disclose it to others), and that it has not done so as of the Effective Date. The foregoing shall not prohibit or restrict such disclosure as required by law or as may be necessary for the prosecution of claims relating to the performance or enforcement of this Agreement or prohibit or restrict any Party (or its attorney) from responding to any such inquiry about this separation or its underlying facts and circumstances by any governmental organization. Prior to making any disclosure other than to its accountants, tax advisors or attorneys, Purchaser shall provide the Company with as much notice as possible that it has been requested or compelled to make disclosure and use its best efforts to ensure that if such disclosure occurs it does so in a manner designed to fully maintain the confidentiality of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Further Assurances. Each Party shall, and shall cause its Affiliates to, cooperate with each other in the taking of all actions necessary, proper or advisable under this Agreement and applicable laws to effectuate the purposes contemplated by this Agreement.

Section 6.2 Governing Law and Venue. This Agreement will be deemed to have been made and delivered in the State of New York, and both the binding provisions of this Agreement and the transactions contemplated hereby will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Parties: (i) agrees that any legal suit, action or proceeding arising out of or relating to Agreement and/or the transactions contemplated hereby will be instituted exclusively in the courts located in the City of New York, State of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the exclusive jurisdiction of the state courts located in the City of New York, State of New York, in any such suit, action or proceeding, waiving any, and agreeing not to assert any, basis for seeking transfer or removal of such action to any other court, whether federal or state, unless the New York court in which such action or proceeding was commenced first declines jurisdiction. Each of the Parties further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such courts and agrees that service of process upon Party mailed by certified mail to the Party’s address will be deemed in every respect effective service of process upon that Party.

Section 6.3 Entire Agreement. Except as specifically contemplated by this Agreement, this Agreement represent the entire agreement among the Parties relating to the subject matter thereof and supersedes all prior agreements, term sheets, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.3 Communication and Notice. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by e-mail or facsimile transmission and confirmed and shall be deemed given when so delivered, e-mailed or faxed and confirmed or if mailed, two (2) days after such mailing.

If to the Purchaser:

Walleye Opportunities Master Fund Ltd

If to the Company:

BioXyTran, Inc.

Section 6.4 Further Assurances. Each Party agrees that it shall take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 6.5 Remedies. The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Parties agree that if either Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

Section 6.6 Construction. The Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Parties hereto. In this Agreement, the word “include”, “includes”, “including” and “such as” are to be construed as if they were immediately followed by the words, without limitation.

Section 6.7 Severability. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

Section 6.8 Headings; Gender. The paragraph headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Agreement. All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

Section 6.9 Counterparts; Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one Party and faxed or scanned and emailed to another Party (as a PDF, DocuSign or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

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